                                                                    Exhibit 99.1

Direct Dial: (215) 564-8115

                                 April 28, 2000

The Brinson Funds
209 South LaSalle Street
Chicago IL 60604-1295

          Re:  Legal Opinion - Securities Act of 1933
               --------------------------------------

Ladies and Gentlemen:

          We have examined the Agreement and Declaration of Trust, as amended (the "Declaration of Trust") of the The Brinson Funds (the "Trust"), a business trust organized under the laws of the State of Delaware on August 9, 1993, the By-Laws of the Trust and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

          The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share. The Trust issues shares of the series designated the Global Fund, Global Equity Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Capitalization Equity Fund, U.S. Bond Fund, Global (Ex-U.S.) Equity Fund, U.S. Large Capitalization Growth Fund, U.S. Small Capitalization Growth Fund, High Yield Fund, Emerging Markets Equity Fund and Emerging Markets Debt Fund. Effective May 1, 2000, the Trust will also issue shares of the series designated as the Global Biotech Fund, U.S. Real Estate Equity Fund, U.S. Value Equity Fund, Global Technology Fund, and U.S. Small Cap Equity Fund. As of the same date, the U.S. Large Capitalization Equity Fund, the U.S. Large Capitalization Growth Fund and the U.S. Small Capitalization Growth Fund

The Brinson Funds
April 28, 2000
Page 2

will be known as the U.S. Large Cap Equity Fund, the U.S. Large Cap Growth Fund and the U.S. Small Cap Growth Fund, respectively.

          The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to allocate, shares of beneficial interest to each such series or class. The Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

          The Trust has filed with the U.S. Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting trust under the laws of the State of Delaware, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, and any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

The Brinson Funds
April 28, 2000
Page 3


     Very truly yours,

     STRADLEY, RONON, STEVENS & YOUNG, LLP

                         BY:/s/ Bruce G. Leto
                            -----------------
                            Bruce G. Leto